NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN TRUST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

April 20, 2004

To the Stockholders of Northern Trust Corporation:

The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 20, 2004 at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Street in Chicago, Illinois.

The purposes of the meeting are to:

•	Elect 13 directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified;

•	Ratify the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2004; and

•	Transact any other business that may properly come before the meeting.

You may vote if you are a stockholder of record at the close of business on March 1, 2004.

ROSE A. ELLIS

Corporate Secretary

March 15, 2004

IMPORTANT—PLEASE VOTE PROMPTLY

In order that there may be proper representation at the meeting, we urge you to vote by telephone or through the Internet or sign and return the enclosed proxy card in the postage-paid envelope provided. You may nevertheless vote in person if you do attend the meeting.

NORTHERN TRUST CORPORATION

50 South LaSalle Street

Chicago, Illinois 60675

March 15, 2004

PROXY STATEMENT

INTRODUCTION

Our 2004 annual meeting of stockholders will be held on Tuesday, April 20, 2004 at 10:30 a.m., Chicago time, at the office of Northern Trust Corporation (the “Corporation”) located on the northwest corner of LaSalle and Monroe Street in Chicago, Illinois. We invite you to attend the annual meeting and vote your shares directly.

You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by telephone or through the Internet or you may complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Instructions for voting by telephone or through the Internet can be found on the enclosed proxy card.

The Corporation’s board of directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each proposal to be presented. This proxy statement provides you with information about each proposal and other matters that you may find useful in voting your shares. On March 15, 2004, we began mailing this proxy statement and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Detailed information relating to the Corporation’s activities and financial performance is contained in our 2003 annual report to stockholders, which is also enclosed.

VOTING

Who May Vote

Record holders of the Corporation’s common stock at the close of business on March 1, 2004 may vote at the annual meeting. On that date, the Corporation had 220,409,696 shares outstanding. The shares of common stock held in the Corporation’s treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on March 1, 2004. The enclosed proxy card indicates the number of shares you are entitled to vote at the annual meeting. You may vote cumulatively in the election of directors, a process described below under “Election of Directors.”

Voting Your Proxy

Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly.

If you are a stockholder of record (that is, if you hold shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

•	telephoning the toll-free number listed on the proxy card;

•	using the Internet site listed on the proxy card; or

•	completing, signing, dating and returning the proxy card in the postage-paid envelope provided.

The telephone and Internet voting procedures set forth on the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by telephone or through the Internet, you should not return your proxy card.

If your shares of common stock are held by a broker, bank or other nominee in “street name,” you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the annual meeting.

If you own shares of common stock as a participant in the Northern Trust Employee Stock Ownership Plan, The Northern Trust Company Thrift-Incentive Plan, or in any other employee benefit plan of the Corporation, you will receive a voting instruction card that covers the shares credited to each of your plan accounts.

Whether you vote by mail, telephone or Internet, your common stock will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares as recommended by the board of directors FOR the election of each nominee for director and FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants for the year 2004.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, you may send a written notice of revocation to the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement, submit another signed proxy with a later date, vote by telephone or through the Internet at a later date, or vote in person at the annual meeting.

Voting in Person

You may come to the annual meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the institution that holds your shares, indicating that you were the beneficial owner of the shares on March 1, 2004, the record date for voting.

Householding Information

We are delivering only one annual report and proxy statement to registered stockholders who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please call 312-444-7030 or mail a request to the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement. We will deliver the requested documents promptly upon your request.

If you and other registered stockholders with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold stock in the Corporation in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement, please contact the Corporation’s transfer agent (Wells Fargo Bank, N.A., Attn: Householding,

P.O. Box 64854, St. Paul, MN 55164-0854; Telephone: 877-602-7615) with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of establishing a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting.

The directors will be elected at the annual meeting by a plurality of all the votes cast (i.e., the 13 nominees for director who receive the most votes will be elected). Votes to “withhold” authority for a nominee or nominees will have no effect on the election of directors, and it is not anticipated that there will be any broker non-votes on this proposal since brokers will have discretion to vote in the election of directors. The vote required for ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants for the year 2004 is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting. An abstention with respect to the ratification of the appointment of KPMG LLP will have the effect of a vote against the ratification proposal, and broker non-votes will have no effect on the ratification proposal.

Solicitation of Proxies

The Corporation will pay all costs of soliciting proxies. The Corporation has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $12,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we may also use our officers and employees to solicit proxies either personally or by telephone, Internet, letter or facsimile.

ADMITTANCE TO THE ANNUAL MEETING

Stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting on April 20, 2004, and each may be accompanied by one guest. Registration will begin at 9:30 a.m., and seating will begin at 10:00 a.m. If you attend, please note that you will need an admission ticket or proof of ownership of Northern Trust common stock to enter the meeting. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Northern Trust stockholder. Also, you may be asked to present valid picture identification, such as a driver’s license or passport. For safety and security reasons, cameras and recording devices will not be permitted in the meeting.

For registered stockholders, an admission ticket is enclosed. Please bring the admission ticket with you to the meeting.

If your shares of common stock are held by a broker, bank or other nominee in street name, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

ELECTION OF DIRECTORS

Stockholders will be asked to elect 13 directors at this year’s annual meeting. Set forth below is detailed information with respect to the 13 nominees, 12 of whom are currently serving as directors of the Corporation and of its principal subsidiary, The Northern Trust Company (the “Bank”). Frederick A. Krehbiel, a director since 1988, has decided not to stand for re-election as a director at the annual meeting, and Dipak C. Jain, a new director nominee who was initially recommended to the Corporate Governance Committee by William A. Smithburg, Chairman of the Corporate Governance Committee, will stand for election to the vacated seat. Each of the 13 nominees has consented to serve as a director if elected at this year’s annual meeting.

Each nominee elected as a director will serve until the next annual meeting and until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy may be voted for the election of another nominee proposed by the board or the board may reduce the number of directors to be elected at the annual meeting.

The enclosed proxy card provides instructions on how to vote for all nominees or to withhold authority to vote for all or one or more nominees. You have cumulative voting rights in the election of directors, meaning that your total number of votes equals the number of your shares of common stock multiplied by 13, the number of directors to be elected. You may allocate these cumulative votes equally among the nominees or otherwise as you specify on the enclosed proxy card. Unless you choose a different allocation and so mark on your proxy card, it is expected that the proxy holders will allocate cumulative votes equally among all nominees for whom authority to vote has not been withheld. However, the proxy holders will have the discretion to allocate cumulative votes differently among those for whom authority to vote has not been withheld, so as to elect all or as many nominees as possible depending on the circumstances at the annual meeting. If you wish to exercise your right to cumulative voting, you must provide us with written instructions on the enclosed proxy card; you may not exercise this right by voting by telephone or through the Internet.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The following information about the nominees for election to the board of directors of the Corporation at the 2004 annual meeting of stockholders is as of December 31, 2003, unless otherwise indicated.

DUANE L. BURNHAM, Director since 1997, Age 61

Retired Chairman and Chief Executive Officer, Abbott Laboratories since
April 1999, Chairman from 1990 until that date, and Chief Executive Officer from 1990 through December 1998 (Global diversified health care products and services company).

DOLORES E. CROSS, Director since 1994, Age 66

Visiting Scholar, Professor of Education, DePaul University, since September
2003 (Educational institution); President, Morris Brown College, from June 1999 to June 2002 (Educational institution); GE Fund Distinguished Professor, The
Graduate School and University Center, The City University of New York, from
July 1998 to June 1999 (Educational institution); President, GE Fund from
October 1997 to June 1998 (Corporate foundation with education, arts and public policy programs).

SUSAN CROWN, Director since 1997, Age 45

Vice President, Henry Crown and Company since 1984 (Company with diversified manufacturing operations, real estate and securities).

Ms. Crown is a director of Illinois Tool Works Inc. and a trustee of Yale University and Rush-Presbyterian-St. Luke’s Medical Center in Chicago.

ROBERT S. HAMADA, Director since 1988, Age 66

Edward Eagle Brown Distinguished Service Professor of Finance Emeritus, Graduate School of Business, University of Chicago since August 2003; Dean from July 1993 to July 2001, and member of the Faculty since 1966 (Educational institution); Chief Executive Officer of Merchants’ Exchange LLC from July 2001 to September 2002 (Electronic exchange trading futures contracts and options-on-futures).

Mr. Hamada is a director of A. M. Castle & Co., Federal Signal Corp. and Fleming Companies, Inc.

ROBERT A. HELMAN, Director since 1986, Age 69 Partner, Mayer, Brown, Rowe & Maw since 1967 (Law firm). Mr. Helman is a director of TC PipeLines GP, Inc.

DIPAK C. JAIN, Age 46

Dean, Kellogg School of Management, Northwestern University since July 2001, Sandy and Morton Goldman Professor in Entrepreneurial Studies since September 1994, Professor of Marketing since September 1993, Associate Dean for Academic Affairs from July 1996 to June 2001, and member of the Faculty since September 1986 (Educational institution); Visiting Professor of Marketing, Sasin Graduate Institute of Business Administration, Chulalongkorn University, Bangkok, Thailand since October 1989 (Educational institution).

Mr. Jain is a director of Deere & Company, Hartmarx Corporation, Peoples Energy Corporation and UAL Corp.

ARTHUR L. KELLY, Director since 1988, Age 66

Managing Partner, KEL Enterprises L.P. since 1982 (Holding and investment partnership).

Mr. Kelly is a director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., Deere & Company and Snap-on Incorporated.

ROBERT C. McCORMACK, Director since 2000, Age 64

Chairman since December 2003, Co-Chairman from 1993 to December 2003, Managing Director since 1993 and founding partner, Trident Capital, Inc. (Venture capital firm).

Mr. McCormack is a director of DeVry Inc., Illinois Tool Works Inc. and MeadWestvaco Corporation.

EDWARD J. MOONEY, Director since 1996, Age 62

Retired Délégué Général-North America since March 2001, Suez Lyonnaise des Eaux (Worldwide provider of energy, water, waste and communications services); Retired Chairman and Chief Executive Officer, Nalco Chemical Company since March 2000, Chairman and Chief Executive Officer from April 1994 until that date, and President from 1990 until December 1998 (Manufacturer of specialized service chemicals acquired by Suez Lyonnaise des Eaux in November 1999).

Mr. Mooney is a director of FMC Corporation and FMC Technologies, Inc.

WILLIAM A. OSBORN, Director since 1994, Age 56

Chairman since October 1995, Chief Executive Officer since June 1995 and President since January 2003 of the Corporation and the Bank.

Mr. Osborn is a director of Caterpillar Inc., NICOR, Inc., Tribune Company and a Class A Director of the Federal Reserve Bank of Chicago.

JOHN W. ROWE, Director since 2002, Age 58

Chairman and Chief Executive Officer, Exelon Corporation since April 2002, President from October 2000 to April 2003, and Co-Chief Executive Officer from October 2000 to April 2002 (Energy company formed through the merger of Unicom Corporation and PECO Energy Company in October 2000); Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from March 1998 to October 2000; and President and Chief Executive Officer of New England Electric System from February 1989 to February 1998.

Mr. Rowe is a director of Sunoco Corporation and UnumProvident Corporation.

HAROLD B. SMITH, Director since 1974, Age 70

Chairman of the Executive Committee, Illinois Tool Works Inc. since 1982 (Manufacturer and marketer of engineered components and industrial systems and consumables).

Mr. Smith is a director of Illinois Tool Works Inc. and W. W. Grainger, Inc.

WILLIAM D. SMITHBURG, Director since 1981, Age 65

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company since October 1997 and from 1981 until that date, Chief Executive Officer (Worldwide manufacturer and marketer of beverages and grain-based products).

Mr. Smithburg is a director of Abbott Laboratories, Corning Incorporated and Smurfit-Stone Container Corporation.

CORPORATE GOVERNANCE

General

The Sarbanes-Oxley Act of 2002 and related rules adopted by the Securities and Exchange Commission (“SEC”) in 2002 and 2003 seek to protect investors by strengthening corporate governance requirements and improving the quality of corporate disclosures. In addition, on November 4, 2003, the SEC approved final corporate governance rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) that are designed, among other things, to ensure the independence of directors, improve the ability of directors to perform their functions effectively, increase corporate accountability, and enhance investor confidence in listed companies.

The Corporation has long embraced the principles underlying the recent corporate governance initiatives. At the board’s direction, the Corporation undertook a comprehensive review of its corporate governance policies, procedures and disclosures for compliance with the new requirements. As a result of this review, the Corporation has implemented several steps to re-affirm its commitment to the highest ethical standards and corporate governance best practices.

Director Independence

The board of directors has determined that, in its opinion, all current directors of the Corporation (other than William A. Osborn, the Chairman and Chief Executive Officer of the Corporation and of the Bank) are “independent” directors as defined under applicable Nasdaq rules. In making its determinations of independence, the board considered certain categorical standards of independence and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Corporation that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director, or any material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). In each case, the Corporation’s directors, other than Mr. Osborn, could be determined to be independent under the categorical standards considered by the board, which are attached as Exhibit A to this proxy statement.

The independent directors of the Corporation have commenced meeting in regularly scheduled executive sessions separate from management. The independent directors intend to meet in such executive sessions at least twice a year. The chairman of the Corporate Governance Committee or, in his or her absence, the chairman of either the Audit, Compensation and Benefits, Business Risk, or Business Strategy Committee presides at the executive sessions of the independent directors.

Audit Committee

Current Members: Directors Burnham (Chairman), Crown, Hamada, Kelly, Mooney and Rowe

Number of Meetings in 2003: Five

Oversight Activities:

•	Appoints and evaluates the performance and independence of the Corporation’s independent public accountants
•	Meets with internal audit representatives; receives and discusses the internal audit program and the results of examinations
•	Meets with the Corporation’s independent public accountants; reviews and discusses their reports issued with respect to the Corporation’s annual financial statements and internal control structure
•	Meets with banking regulators; receives and discusses results of regulatory examinations

The board of directors has determined that, in its opinion, all current members of the Corporation’s Audit Committee are “independent” directors as defined by Nasdaq, and that Messrs. Burnham, Hamada, Mooney and Rowe are “audit committee financial experts,” as defined by the SEC.

The board of directors of the Corporation has adopted a formal charter that governs the duties and responsibilities of the Audit Committee. The Audit Committee charter is attached as Exhibit B to this proxy statement and is also available on the Corporation’s website at www.northerntrust.com.

Compensation and Benefits Committee

Current Members: Directors Mooney (Chairman), Burnham, Crown, Kelly, Smith and Smithburg

Number of Meetings in 2003: Five

Oversight Activities:

•	Meets with internal human resources representatives and outside consultants and reviews compensation policy and executive compensation levels
•	Recommends stock and cash benefit and incentive plans, programs and payments
•	Administers certain stock and cash benefit and incentive plans and programs
•	Oversees management development and succession planning

The board of directors has determined that, in its opinion, all current members of the Corporation’s Compensation and Benefits Committee are “independent” directors as defined by Nasdaq.

The board of directors of the Corporation has adopted a formal charter that governs the duties and responsibilities of the Compensation and Benefits Committee. The Compensation and Benefits Committee charter is available on the Corporation’s website at www.northerntrust.com.

Corporate Governance Committee

Current Members: Directors Smithburg (Chairman), Burnham, Cross, Helman, Krehbiel and Smith

Number of Meetings in 2003: Four

Oversight Activities:

•	Evaluates and recommends candidates for nomination to the board of directors
•	Recommends structure and membership of board committees
•	Considers candidates for the board recommended by stockholders

The board of directors has determined that, in its opinion, all current members of the Corporation’s Corporate Governance Committee are “independent” directors as defined by Nasdaq.

The board of directors of the Corporation has adopted a formal charter that governs the duties and responsibilities of the Corporate Governance Committee. The Corporate Governance Committee charter is available on the Corporation’s website at www.northerntrust.com.

As set forth in its charter, the Corporate Governance Committee is responsible for considering, evaluating and recommending candidates for director. The Committee will consider persons nominated by stockholders in accordance with the nomination procedures specified in the Corporation’s by-laws or otherwise recommended by stockholders. The Corporation’s by-laws provide that stockholders may propose director nominations only if they give timely written notice, directed to the attention of the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement, not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. The notice must contain the information required by the by-laws. Stockholders may recommend candidates for director by following the procedures for communicating with directors described below under “—Communications with the Board and Independent Directors.” The Committee uses the same process for considering, evaluating and recommending director candidates, regardless of whether a candidate is recommended by a stockholder, director, officer, third-party search firm or any other person or group.

In its evaluation of director candidates, including persons recommended by stockholders, the Committee considers the factors specified in the Corporation’s Corporate Governance Guidelines, including the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Corporation’s business and such matters as: relevant business and industry experience; professional background; age; current employment; community service and other board service. The Committee also considers the racial, ethnic and gender diversity of the board in assessing individual candidates. The Committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment who (i) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (ii) are free from conflicts of interest that could interfere with a director’s duties to the Corporation and its stockholders, and (iii) are willing and able to make the necessary commitment of time and attention required for effective board service. The Committee also takes into account a candidate’s level of financial literacy, and monitors the mix of skills and experience of the directors in order to assess whether the board has the necessary tools to perform its oversight function effectively. A full listing of the characteristics and qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Corporation’s website at www.northerntrust.com. Following its evaluation process, the Committee recommends its director nominees to the full board of directors, and the board makes the final determination of director nominees based on its consideration of the Committee’s recommendation and report.

Other Committees

The Corporation’s board of directors has three other standing committees. The Business Strategy Committee reviews the policies, strategies and performance of the various business units of the Corporation. The Business Risk Committee reviews the risks inherent in extending credit, managing assets and liabilities, and providing fiduciary services and other related matters. The Executive Committee meets as required and may exercise the powers of the board in the management of the business and affairs of the Corporation when the board is not in session, subject to limitations imposed by law and the by-laws of the Corporation.

Meetings

The Corporation’s board of directors held seven meetings during 2003. All persons who were directors during 2003 attended at least 88% of these meetings and meetings of committees on which they served. All of the directors attended the 2003 annual meeting of stockholders.

Communications with the Board and Independent Directors

Stockholders and other interested persons may communicate any concerns they may have regarding the Corporation, including recommendations of candidates for director, to the board of directors or to any member of the board of directors by writing to them at the following address:

Northern Trust Corporation

Attention: [Board of Directors]/[Board Member]

c/o Corporate Secretary

Northern Trust Corporation

Fifty South LaSalle Street, M-9

Chicago, Illinois 60675

Communications directed to the independent directors should be sent to the attention of the Chairman of the Corporate Governance Committee, c/o the Corporation’s Corporate Secretary, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the board of directors may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above.

A majority of the independent directors of the Corporation have approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to the board of directors. Any written communication regarding accounting, internal accounting controls or other matters are processed in accordance with procedures adopted by the Audit Committee.

Corporate Governance Guidelines

The Corporation first adopted Corporate Governance Guidelines in May 2000. The Corporate Governance Committee is responsible for reviewing and reassessing at least annually the adequacy of the Corporate Governance Guidelines and recommending any changes to the board of directors for its approval. The Corporation most recently amended and restated its Corporate Governance Guidelines in February 2004. The amended and restated Corporate Governance Guidelines embody many of the Corporation’s long-standing practices and incorporate new policies and procedures that strengthen its commitment to corporate governance best practices. A copy of the amended and restated Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com.

Code of Business Conduct and Ethics

The board of directors of the Corporation has adopted a Code of Business Conduct and Ethics to (i) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest, (ii) promote full, fair, accurate, timely and understandable disclosure, (iii) promote compliance with applicable laws and governmental rules and regulations, (iv) ensure the protection of the Corporation’s legitimate business interests, including corporate opportunities, assets and confidential information and (v) deter wrongdoing. The Code satisfies applicable SEC and Nasdaq requirements and applies to all directors, officers (including the Corporation’s principal executive officer, principal financial officer, principal accounting officer and controller) and employees of the Corporation and its subsidiaries. A copy of the Code is available on the Corporation’s website at www.northerntrust.com. The Corporation intends to disclose any amendments to the Code, and all waivers from the Code for directors and executive officers, by posting such information on its website.

ADDITIONAL INFORMATION ABOUT THE BOARD AND MANAGEMENT

Director Compensation

In 2003, non-employee directors received the following fees for their service on the board:

Annual Retainer	$40,000
For Each Board and Committee Meeting Attended	$1,500

The chairman of each committee other than the Executive Committee received an additional annual retainer of $5,000 in 2003. All non-employee directors are also eligible to receive a per diem fee of $1,000 when required to attend orientation meetings or to perform specific services on behalf of the Corporation. The Corporation paid $1,500 for such services in 2003. All cash compensation for non-employee directors will remain the same in 2004, except that (i) the chairman of each committee other than the Executive Committee will receive an additional annual retainer of $10,000 and (ii) each member of the Audit Committee (including the Audit Committee chairman) will receive an additional annual retainer of $5,000.

In January 2003, each non-employee director received a grant of 2,400 stock units under the Northern Trust Corporation 2002 Stock Plan (the “2002 Plan”), with 800 stock units vesting upon election or re-election as a director of the Corporation in each of the years 2003, 2004 and 2005. Any additional non-employee directors elected during this period will receive a similar award, prorated for time served on the board during the three-year time period. A non-employee director will receive one share of common stock for each stock unit upon vesting of the stock units. Dividend equivalents on the stock units are paid on a current basis unless, as described below, the non-employee director elects to defer the stock units.

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each stock unit is based upon the market price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividend equivalents on all deferred stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Deferred cash compensation and dividend equivalents will be paid out in cash, and deferred stock units will be distributed in stock, in each case in a lump sum or in up to ten annual installments at the election of the director.

Directors who are also employees receive no additional compensation for serving on the board or its committees.

Services Provided by the Corporation to Directors and Executive Officers

Directors and executive officers of the Corporation, as well as members of their immediate families and various corporations and other entities associated with the directors, were clients of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 2003. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. Similar transactions may occur in the ordinary course of business in the future. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable terms. All loans made to directors and executive officers of the Corporation are permitted under the provisions of the Sarbanes-Oxley Act of 2002. Transactions in 2003 involving services provided by the Corporation to its directors and executive officers did not result in payments or fees that were material to the gross revenues of the Corporation.

Other Business Relationships

In the ordinary course of business, the Corporation uses the products and services of organizations of which the Corporation’s directors are directors or executive officers. Transactions in 2003 involving the purchase of products and services did not result in payments that were material to the gross revenues of the organization with which a director was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer, Brown, Rowe & Maw, which renders legal services to the Corporation and its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and beneficial owners of more than 10% of the Corporation’s stock, if any, to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Copies of these reports must also be provided to the Corporation.

To the Corporation’s knowledge, all the Corporation’s directors, executive officers and beneficial owners of more than 10% of the Corporation’s stock made on a timely basis all filings required during 2003, except that (i) Alison A. Winter, an Executive Vice President of the Corporation, filed two late Form 4s with respect to the sale of 8,000 shares in January 2003 and the sale of 1,000 shares in July 2003, and (ii) Frederick H. Waddell, an Executive Vice President of the Corporation, filed a late Form 4 with respect to the sale of 2,235 shares in May 2003 in connection with a stock option exercise that was timely filed on a separate Form 4. In making these disclosures, the Corporation relied on copies of the reports provided to the Corporation and written representations that no other reports were required.

Compensation and Benefits Committee Interlocks and Insider Participation

None of the members of the Compensation and Benefits Committee is or ever was an officer or employee of the Corporation or any of its subsidiaries. Members of the committee, as well as members of their immediate families and various corporations and other entities associated with such members, may have loans with the Bank and other transactions with the Corporation and its subsidiaries. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable terms. All loans made to members of the Compensation and Benefits Committee are permitted under the provisions of the Sarbanes-Oxley Act of 2002.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of the Corporation’s common stock for each director and director nominee, each executive officer named in the Summary Compensation Table elsewhere in this proxy statement and all directors and executive officers of the Corporation as a group, as of December 31, 2003.

	Common Stock Owned(1) and Stock Units Held(2) as of December 31, 2003

Name	No. of Shares		Percent of Class of Common Stock	No. of Stock Units

Duane L. Burnham	2,000		*	16,079
Dolores E. Cross	2,200		*	15,460
Susan Crown	10,800		*	4,000
Robert S. Hamada	12,200		*	8,856
Robert A. Helman	7,200		*	15,615
Dipak C. Jain	—	(3)	*	0
Arthur L. Kelly	88,866		*	12,721
Frederick A. Krehbiel	24,600		*	4,800
Robert C. McCormack	10,259,076	(4)	4.66%	4,800
Edward J. Mooney	7,200		*	2,400
William L. Morrison	209,620	(5)	*	39,000
William A. Osborn	1,623,373	(5)	*	260,967
Perry R. Pero	1,067,640	(5)	*	100,775
Peter L. Rossiter	560,251	(5)	*	53,000
John W. Rowe	1,000		*	5,833
Harold B. Smith	13,889,902	(6)	6.31%	1,600
William D. Smithburg	8,300		*	53,571
Mark Stevens	667,732	(5)	*	0
Stephen B. Timbers	441,161	(5)	*	62,000
All directors and executive officers as a group	25,010,484	(5)(6)	11.36%	850,477

*Less than one percent of the outstanding common stock.

Following are footnotes to the table on the preceding page:

(1) The information contained in this table was furnished to the Corporation by the individuals named in the table and reflects the SEC’s definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2) Stock units held by certain non-employee directors represent stock units under the 1997 Deferred Compensation Plan for Non-Employee Directors, as amended, which include amounts deferred under certain prior deferred compensation plans, and stock units granted under various plans as described under “Information About the Board and Committees—Director Compensation.” All stock units shown in the table are vested except for 1,600 unvested stock units held by each non-employee director and the following unvested stock units held by the named executive officers: Mr. Morrison, 39,000 unvested stock units; Mr. Osborn, 111,000 unvested stock units; Mr. Pero, 46,775 unvested stock units; Mr. Rossiter, 53,000 unvested stock units; and Mr. Timbers, 62,000 unvested stock units. Stock units held by directors and executive officers do not have voting rights.

(3) As of March 1, 2004, the record date for the annual meeting, Mr. Jain owned 1,000 shares of Common Stock.

(4) Robert C. McCormack, as co-trustee with the Bank, Harold B. Smith and one other individual, shares voting and investment power for 5,164,056 shares or 2.35% of the outstanding common stock. As co-trustee with the Bank, he shares voting and investment power for 2,234,704 or 1.02% of the outstanding common stock. With respect to 117,000 shares or .05%, he serves as co-trustee with the Bank and has sole voting and investment power. In addition, Mr. McCormack has sole voting and investment power as to 2,710,712 shares or 1.23% of the outstanding common stock that are held in a family partnership of which he is the general partner.

(5) The number of shares shown includes shares issuable pursuant to stock options exercisable within 60 days after December 31, 2003, as follows: Mr. Morrison, 189,488 shares; Mr. Osborn, 1,155,083 shares; Mr. Pero, 357,658 shares; Mr. Rossiter, 370,148 shares; Mr. Stevens, 448,598; and Mr. Timbers, 386,196 shares; and all directors and executive officers as a group, 3,761,941 shares.

(6) See note 2 to the Security Ownership of Certain Beneficial Owners Table on page 16.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning common stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of December 31, 2003.

	Common Stock Held(1) as of December 31, 2003

Name and Address	No. of Shares	Percent of Class

Harold B. Smith	13,889,902(2)	6.31%
3600 West Lake Avenue, Glenview, Illinois 60025-5811
U.S. Trust Corporation	11,361,818(3)	5.16%
114 West 47th Street, New York, New York 10036

(1) The information contained in this table was furnished to the Corporation by the persons named in the table and reflects the SEC’s definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 below.

(2) Harold B. Smith serves as co-trustee and shares voting and investment power with various family members and the Bank with respect to 8,609,432 shares or 3.91% of the outstanding common stock. As co-trustee with the Bank, Robert C. McCormack and one other individual, he shares voting and investment power for 5,164,056 shares or 2.35% of the outstanding common stock. With respect to 99,110 shares or .05% of the outstanding common stock, he serves as co-trustee and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 3,704 shares or .01% of the outstanding common stock held in a trust, and shared voting and investment power over 13,600 shares or .01% of the outstanding common stock as co-trustee of two additional trusts.

(3) U.S. Trust Corporation holds 11,361,818 shares or 5.16% of the outstanding common stock, including 10,686,231 shares or 4.85% of the outstanding common stock held by U.S. Trust Company, N.A., a wholly owned subsidiary of U.S. Trust Corporation, in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan (“ESOP”). Except as described below, U.S. Trust Company, N.A. has no voting and investment power with respect to the 10,686,231 ESOP shares allocated to participant accounts and has shared voting and investment power with respect to any unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP, except that the Trustee has discretion to vote such shares if the participants’ instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated shares and allocated shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee’s fiduciary responsibility. Under the ESOP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares. With respect to investment power in the context of a tender offer, participants in the ESOP are entitled to direct the Trustee whether to tender shares allocated to their accounts, except to the extent such directions are contrary to ERISA. The Trustee shall not tender Undirected Shares, except as otherwise provided in accordance with ERISA.

The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 27,950,785 shares or 12.70% of the outstanding common stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial ownership interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 6,805,880 shares or 3.09% of the outstanding common stock, and they share voting power with respect to 19,184,768 shares or 8.72% of the outstanding common stock. They have sole investment power with respect to 6,440,967 shares or 2.93% of the outstanding common stock, and they share investment power with respect to 17,901,515 shares or 8.13% of the outstanding common stock.

In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 5,081,929 shares or 2.31% of the outstanding common stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 4,419 Northern Trust Common Stock Fund participants who are employees of the Corporation or its subsidiaries.

As of December 31, 2003, Northern Trust directors and employees as a group beneficially owned over 17.36% of the Corporation’s common stock. In addition, the Corporation estimates that at least 3.22% of the Corporation’s common stock was beneficially owned by Northern Trust retirees as of December 31, 2003.

EXECUTIVE COMPENSATION

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee (the “Committee”), which consists entirely of non-employee directors, is responsible for overseeing the Corporation’s executive compensation program. Each year the Committee reviews the components of the Corporation’s executive compensation program, comparing compensation levels to a peer group of financial services organizations that represent the Corporation’s competition for executive talent. The organizations selected for comparison generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation’s principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. All of the organizations in the peer group are included in the Keefe, Bruyette & Woods 50 Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this proxy statement.

The Committee reviews and approves the compensation of the Corporation’s most highly compensated executives, including the executive officers named in the Summary Compensation Table. For other executives the Committee reviews overall compensation policies and payment levels. The Committee considers recommendations from the Corporation’s Human Resources Department and outside consultants. In reviewing the compensation of executives other than the chief executive officer, the Committee takes the chief executive officer’s counsel and recommendations into account.

The Committee reviews annually the share ownership and share retention levels of the Corporation’s senior executives. The Committee presently believes that formal share ownership requirements for its senior executives are not necessary since these officers have existing equity holdings and potential equity holdings (in the form of stock options, stock units and performance shares) that are significant as a multiple of base salaries.

The Corporation’s executive compensation program is designed to compensate individuals at competitive levels to ensure the effective recruitment and retention of executive talent. It links short-term and longer-term financial rewards to the Corporation’s success by making a significant portion of the executives’ cash compensation variable and dependent on corporate or business unit performance. The Committee believes that this component of executive compensation should increase if performance goals are achieved or exceeded, and correspondingly should decrease if goals are not achieved. The Corporation’s executive compensation program also emphasizes equity incentives in order to closely align the executives’ interests with those of the stockholders. The program is designed to reflect these compensation principles and has the following components: base salary, annual cash incentives, restricted stock units and stock options. The Corporation also makes specific awards of restricted stock from time to time.

The following summarizes actions taken by the Committee during the annual review of total compensation in February 2003 for the executive officers named in the Summary Compensation Table (the “named executive officers”).

Base Salaries

The Committee generally determines base salaries and any adjustments to base salaries by evaluating the responsibilities of the current position and the individual’s experience, performance, career progress and potential development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer group companies, to ensure that this component of compensation is competitive. The Committee targeted the base salaries of these executive officers at approximately the median of salaries for similar positions in the companies used for comparison purposes.

Adjustments in 2003 to the base salaries of the named executive officers, consistent with the Corporation’s overall 2003 salary adjustment program, were effective as of April 2003 and are shown in the “Salary” column of the Summary Compensation Table. The base salaries for the named executive officers were last adjusted in April 2001.

Annual Incentive Awards

During 2003 the named executive officers were eligible for annual incentive awards under the provisions of the Management Performance Plan, which was approved by stockholders in 1999. The Plan establishes a maximum award funding opportunity for each Plan participant, expressed as a percentage of the Corporation’s consolidated net income for the relevant year. The maximum award funding opportunity is 0.6% of consolidated net income for the chairman and chief executive officer, 0.4% for the president and chief operating officer, and 0.3% for each of the other Plan participants. Following completion of the fiscal year, the Committee determines each participant’s maximum award funding opportunity on the basis of the Corporation’s consolidated net income for the year, and approves specific awards.

At the recommendation of Mr. Osborn and in light of the staff reductions taken to reduce the Corporation’s expenses and the performance of the Corporation in 2003, the Committee determined not to grant any annual incentive awards for 2003 to members of the Management Committee (including Mr. Osborn), except that Mr. Rossiter received a $200,000 bonus, as shown in the “Bonus” column of the Summary Compensation Table. Mr. Rossiter’s bonus was made in recognition of his efforts in transitioning the Corporate and Institutional Services business and his work as head of Corporate Risk Management.

Stock Awards

In 2003 the Committee approved grants of restricted stock units to certain senior executives, including the named executive officers. All stock units, as described below, were awarded under the provisions of the 2002 Plan, which was approved by stockholders in 2002.

Each restricted stock unit entitles the award recipient to receive one share of stock in the year in which the award vests, which occurs upon the completion of five years of employment following the award. Dividend equivalents on the stock units are paid on a current basis. If the executive dies, becomes disabled, or retires during the five-year vesting period, a pro-rated number of stock units becomes distributable. In addition, if an executive who has reached age 55 leaves and does not compete with the Corporation during the five-year vesting period, a pro-rated number of stock units is eligible for distribution at the completion of the five-year vesting period. In all other instances where the executive leaves the Corporation during the five-year vesting period, the stock units are forfeited. Upon a change in control of the Corporation, the full stock unit grant becomes distributable.

Distribution of stock units is mandatorily deferred to the extent that distribution would result in compensation not being deductible by the Corporation under the provisions of Section 162(m) of the Internal Revenue Code (the “Code”). See “Deductibility” below. If distribution of an award is deferred for this reason, the award becomes distributable in the first year in which it would result in deductible compensation, such as when the executive has retired and is no longer subject to Section 162(m). Distributions also may be voluntarily deferred by the executive.

Individual awards of restricted stock units are based on competitive compensation data and the estimated value of the award to the recipient. The Committee also considers the equity awards previously granted to the individual, as well as the retention of these awards over the years. The 2003 restricted stock units granted to the named executive officers are shown in the “Restricted Stock Awards” column of the Summary Compensation Table.

Stock Options

Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and expire ten years after the date of the grant. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

In approving individual awards, the Committee considers competitive compensation data and the estimated option value to the recipient. Awards are made within the context of providing an appropriate mix of cash and equity incentives and also take into consideration individual performance factors. The Committee also considers the number of stock options and other stock compensation previously granted to the individual, as well as the retention of shares over the years. In addition to annual stock option grants, the Committee may, as it did in 2003 and 2002, grant stock options in lieu of a portion of the prior year’s annual incentive awards. The 2003 stock option grants to the named executive officers, consisting of annual grants and grants in lieu of 20% of the 2002 annual incentive awards, are shown in the table captioned “Option Grants in Last Fiscal Year.”

Chief Executive Officer Compensation

During 2003, the Committee reviewed Mr. Osborn’s total compensation level and determined the respective level of base salary and equity compensation, all in accordance with the compensation objectives and factors described above. The Committee determined to increase Mr. Osborn’s base salary in 2003 by $25,000, or approximately 2.6%. For the reasons described earlier in this report, the Committee determined not to grant an annual incentive award to Mr. Osborn for 2003. In 2003, the Committee awarded Mr. Osborn a grant of 150,000 stock options, a separate grant of 18,397 stock options representing 20% of his 2002 annual incentive award, and 15,000 stock units. The two option grants together represented approximately 3.3% of the total options to purchase 5,036,605 shares that were granted in 2003. The stock unit grant represented approximately 9.5% of the total of 157,500 stock units awarded by the Committee in 2003.

Deductibility

Section 162(m) of the Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for “performance based compensation” or otherwise exempt from the provisions of Section 162(m), will not be deductible by a corporation for federal income tax purposes. Base salary and the amounts reflected in the other annual compensation and all other compensation columns of the Summary Compensation Table do not by their nature qualify as performance based compensation under Section 162(m). In addition, a number of stock awards distributed in 2003 did not qualify as performance based compensation. All other forms of compensation paid in 2003 to the named executive officers were deductible.

The Committee will continue to review each material element of compensation on a continuing basis and take steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall compensation program.

* * * * *

This report is submitted on behalf of the members of the Committee:

Edward J. Mooney, Chairman

Duane L. Burnham

Susan Crown

Arthur L. Kelly

Harold B. Smith

William D. Smithburg

Summary Compensation Table

The following table sets forth compensation information for the years 2001 through 2003 with respect to the Corporation’s chief executive officer and the five other most highly compensated executive officers during 2003.

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation

		Salary (1)	Bonus (2)	Other Annual Compen- sation (3)	Restricted Stock Awards (4)	Securities Underlying Options (5)	Payouts (Long- Term Incentive Plan) (6)	All Other Compen- sation (7)

William A. Osborn	2003	$968,750	$0	$5,984	$489,225	150,000	$1,862,748	$44,629
Chairman, Chief	2002	$950,000	$1,000,000	$880	$993,700	135,000	$154,120	$56,050
Executive Officer and President	2001	$937,500	$1,500,000	$765	$1,498,310	150,000	$194,575	$154,103

Stephen B. Timbers	2003	$535,000	$0	$0	$260,920	65,000	$745,099	$24,647
Former Vice Chairman	2002	$535,000	$425,000	$0	$523,000	50,000	$666,410	$31,565
and President—Northern Trust	2001	$526,250	$600,000	$0	$817,260	65,000	$0	$86,503
Global Investments (8)

Mark Stevens	2003	$495,000	$0	$205	$260,920	65,000	$3,845,417	$24,562
Former Vice	2002	$540,000	$425,000	$488	$523,000	50,000	$1,938,647	$31,860
Chairman (9)	2001	$532,500	$600,000	$485	$817,260	60,000	$92,282	$87,530

Perry R. Pero	2003	$472,500	$0	$0	$228,305	55,000	$1,467,606	$21,768
Vice Chairman and	2002	$465,000	$375,000	$0	$470,700	45,000	$457,948	$27,435
Head of Corporate Risk	2001	$460,000	$500,000	$0	$681,050	50,000	$552,664	$75,613
Management (10)

William L. Morrison	2003	$450,000	$0	$0	$228,305	65,000	$670,589	$20,731
President—Personal	2002	$375,000	$300,000	$0	$366,100	40,000	$484,662	$22,040
Financial Services	2001	$368,750	$325,000	$0	$476,735	35,000	$326,547	$60,614

Peter L. Rossiter	2003	$437,500	$200,000	$201	$228,305	45,000	$894,119	$20,155
Former Executive Vice	2002	$430,000	$325,000	$320	$470,700	45,000	$1,219,559	$25,370
President—	2001	$420,000	$475,000	$461	$749,155	50,000	$1,968,233	$69,038
Corporate Risk Management (11)

Following are footnotes to the table on page 21:

(1) Salary adjustments for Messrs. Osborn, Pero, Morrison and Rossiter during 2003 were effective April 1, 2003.

(2) The “Bonus” figures represent the dollar value of the annual incentive awards earned by the named executive officers. For 2001 and 2002, approximately 80% of each annual incentive award was paid in cash and 20% was distributed in the form of non-qualified stock options on February 19, 2002 and on February 18, 2003, respectively.

(3) The “Other Annual Compensation” column reflects reimbursements for the payment of personal income taxes incurred in connection with the business use of company automobiles.

(4) Each named executive officer received a restricted stock unit award in February 2003. The values of the restricted stock units awarded in 2003, as shown in the table, are based on a price of $32.615 per share, the mean of the high and low sale prices of the common stock on February 18, 2003, the date of grant, as reported by Nasdaq. All other terms of the restricted stock units are described in “—Compensation and Benefits Committee Report—Stock Units.”

The total number of shares of restricted stock and stock units held by the named executive officers and their aggregate market value as of December 31, 2003 were: Mr. Osborn, 260,967 stock units, with the total valued at $12,030,579; Mr. Timbers, 10,000 shares of restricted stock and 62,000 stock units, with the total valued at $3,319,200; Mr. Pero, 100,775 stock units, with the total valued at $4,645,728; Mr. Morrison, 39,000 stock units, with the total valued at $1,797,900; and Mr. Rossiter, 53,000 stock units, with the total valued at $2,443,300. All values are based on a price of $46.10 per share, the mean of the high and low sale prices of the common stock on December 31, 2003, as reported by Nasdaq.

(5) This number does not include stock options granted in 2003 that constitute 20% of each named executive officer’s 2002 annual incentive award reported in the “Bonus” column. These stock options are reported in the “Option Grants in Last Fiscal Year” table.

(6) The amounts shown reflect the values of previously granted performance shares. The values were determined by multiplying the total number of performance shares (as earned over various three-year performance periods and subsequently distributed) by the mean of the high and low sale prices of the common stock on the dates of distribution as reported by Nasdaq, and adding dividend equivalents and an interest factor. In Mr. Stevens’ case, the 2003 amount represents the distribution of performance shares for the 1997-1999 performance period and, as a result of his retirement, the accelerated distribution of performance shares for the 1998-2000 performance period and previously deferred performance shares. In 2001 and 2002, Messrs. Osborn and Pero, and in 2001, Mr. Stevens, deferred the distribution of all or a portion of their performance shares to assure that the Corporation would be entitled, upon the distribution of these shares at a future date, to the full deduction of the compensation expense under Section 162(m) of the Code.

Performance shares are stock awards subject to a three-year performance period followed by a three-year vesting period. Upon the completion of each three-year performance period, the Committee determined the extent to which the performance goals for that performance period were achieved and authorized the crediting of the appropriate number of performance shares to the participants’ accounts. The shares are then distributed to the participant on the third anniversary following the date on which the shares were credited to the participant’s account, together with the dividend equivalents and interest. If the executive leaves the Corporation prior to the completion of the three-year performance period for reasons other than death, disability or retirement (in which cases the award amounts are prorated if the performance goals are subsequently achieved), the performance shares are forfeited. If the executive leaves the Corporation during the three-year vesting period prior to the distribution date for reasons other than death, disability or retirement, the performance shares and related cash balance are forfeited. In cases of death, disability or retirement during the three-year vesting period, the performance shares and related cash balance become distributable. Commencing in 1999, the Committee, in awarding restricted stock units, discontinued awarding performance shares.

(7) The “All Other Compensation” column reflects contributions on behalf of the named executive officers to the Thrift-Incentive Plan and the Supplemental Thrift-Incentive Plan (collectively, “TIP”) and allocations on behalf of the named executive officers under The Northern Trust Employee Stock Ownership Plan and the Supplemental Employee Stock Ownership Plan (collectively, “ESOP”), all of which are defined contribution plans. For the following executive officers, the 2003 TIP and ESOP amounts (in that order) were: Mr. Osborn, $32,550 and $12,079; Mr. Timbers, $17,976 and $6,671; Mr. Stevens, $17,914 and $6,648; Mr. Pero, $15,876 and $5,892; Mr. Morrison, $15,120 and $5,611; and Mr. Rossiter, $14,700 and $5,455. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits.

(8) Mr. Timbers retired effective February 27, 2004 as an officer of the Corporation and the Bank.

(9) Mr. Stevens retired effective November 28, 2003 as an officer of the Corporation and the Bank. Restricted stock units and stock options awarded to Mr. Stevens in May 2002 and February 2003 were rendered null and void in connection with his termination of employment. See “—Employment Security and Other Agreements below.”

(10) Mr. Pero served as Chief Financial Officer of the Corporation until January 20, 2004.

(11) Mr. Rossiter resigned effective February 27, 2004 as an officer of the Corporation and the Bank to return to the private practice of law.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during 2003 to the executive officers named in the Summary Compensation Table. Using 0%, 5% and 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation’s common stock.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term of 10 years(3)

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In 2003	Exercise Price	Expiration Date	0%	5%	10%

William A. Osborn	18,397(1)	0.37%	$32.615	2/18/13	0	$377,348	$956,274
	150,000(2)	2.98%	$32.615	2/18/13	0	$3,076,710	$7,796,987

Stephen B. Timbers	7,819(1)	0.16%	$32.615	2/18/13	0	$160,379	$406,431
	65,000(2)	1.29%	$32.615	2/18/13	0	$1,333,241	$3,378,694

Mark Stevens (4)	7,819(1)	0.16%	$32.615	2/18/13	0	$160,379	$406,431
	65,000(2)	1.29%	$32.615	2/18/13	0	$1,333,241	$3,378,694

Perry R. Pero	6,899(1)	0.14%	$32.615	2/18/13	0	$141,508	$358,609
	55,000(2)	1.09%	$32.615	2/18/13	0	$1,128,127	$2,858,895

William L. Morrison	5,519(1)	0.11%	$32.615	2/18/13	0	$113,202	$286,877
	65,000(2)	1.29%	$32.615	2/18/13	0	$1,333,241	$3,378,694

Peter L. Rossiter	5,979(1)	0.12%	$32.615	2/18/13	0	$122,638	$310,788
	45,000(2)	0.89%	$32.615	2/18/13	0	$923,013	$2,339,096

(1) These options were granted on February 18, 2003 and represent 20% of the named executive officer’s 2002 annual incentive award. These options vested six months after the date of grant.

(2) These options were granted on February 18, 2003. One-third of these options will each become exercisable on February 18 of 2004, 2005 and 2006. In the event of a change in control of the Corporation, as defined in the 2002 Plan, all outstanding stock options become fully vested and exercisable.

(3) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders after ten years, using as a base the mean of the high and low sale prices of common stock as reported by Nasdaq on the respective option grant dates and the number of shares outstanding as of December 31, 2003, would be $0 for 0% appreciation, approximately $4.5 billion for 5% appreciation and approximately $11.4 billion for 10% appreciation.

(4) Stock options awarded to Mr. Stevens in February 2003 were rendered null and void in connection with his termination of employment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares for which stock options were exercised during 2003, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

Name	Shares Acquired on Exercise	Value Realized (1)	Annualized Value Since Grant Date(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(3)		Value of Unexercised in-the-Money Options at Fiscal Year-End(3)(4)

				Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Osborn	37,940	$950,682	$98,945	1,105,083	290,000	$13,131,926	$2,022,750

Stephen B. Timbers	0	$0	$0	364,529	120,000	$1,348,306	$876,525

Mark Stevens	53,328	$1,671,413	$182,101	448,598	0	$4,576,476	$0

Perry R. Pero	104,320	$2,810,008	$339,141	339,324	101,667	$2,804,028	$741,675

William L. Morrison	0	$0	$0	167,821	103,333	$527,495	$876,525

Peter L. Rossiter	29,388	$1,084,508	$119,051	355,148	91,667	$3,829,585	$606,825

(1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices of the common stock on the date of exercise as reported by Nasdaq.

(2) Amount of pre-tax value realized annualized over period between the date of grant and the date of exercise.

(3) Amounts represent options granted since: 1994 to Mr. Osborn; 1995 to Messrs. Stevens and Rossiter; 1996 to Mr. Pero; 1997 to Mr. Morrison; and 1998 to Mr. Timbers.

(4) Calculated on a pre-tax basis using the spread between the option exercise price and $46.10, which was the mean of the high and low sale prices of the common stock on December 31, 2003 as reported by Nasdaq.

Employment Security and Other Agreements

Messrs. Osborn, Pero and Morrison are parties to employment security agreements that provide lump sum cash payments equivalent to three years’ salary and bonus (and payment of a pro-rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. In addition, upon such termination, the employment security agreements provide the executives with a five-year post-termination exercise period for all outstanding non-qualified stock options and all outstanding incentive stock options granted on or after September 25, 2001, and a three-year service credit, if necessary, to qualify the executives for early or normal retirement under the Corporation’s pension plans and to qualify the executives for participation in the Corporation’s retiree medical program. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

The Corporation entered into an agreement with Mr. Stevens in connection with his retirement from the Corporation and the Bank, effective November 28, 2003. Under the agreement, Mr. Stevens will receive the benefits to which he is entitled under the Corporation’s retirement and benefit plans, including severance benefits of approximately $500,000 and the vesting of outstanding stock awards, except that restricted stock units and stock options granted to Mr. Stevens in May 2002 and February 2003 were rendered null and void in connection with his termination of employment. In addition, Mr. Stevens released the Corporation and its affiliated entities from all claims relating to his employment and termination of employment.

The Corporation entered into an agreement with Mr. Timbers in connection with his retirement from the Corporation and the Bank, effective February 27, 2004. Under the agreement, Mr. Timbers received $350,000 and amended vesting and exercise rights with respect to his outstanding stock options. Mr. Timbers also agreed to certain non-compete and non-solicitation covenants.

Pension Plan Table

The table below sets forth the estimated annual benefits payable upon retirement at age 65 to persons covered under the Bank’s Pension Plan and Supplemental Pension Plan in the compensation and years of service classification specified. The annual pension benefits presented below are shown as if paid in the form of a straight life annuity and will be reduced by .50% of the average Social Security taxable wage base for the individual for each year of service up to 35 years.

Pension Benefits

Average Compensation in 5 Highest Years	Years of Service at Retirement

	10	15	20	25	30	35

$ 500,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000

750,000	135,000	202,500	270,000	337,500	405,000	472,500

1,000,000	180,000	270,000	360,000	450,000	540,000	630,000

1,250,000	225,000	337,500	450,000	562,500	675,000	787,500

1,500,000	270,000	405,000	540,000	675,000	810,000	945,000

1,750,000	315,000	472,500	630,000	787,500	945,000	1,102,500

2,000,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000

2,250,000	405,000	607,500	810,000	1,012,500	1,215,000	1,417,500

2,500,000	450,000	675,000	900,000	1,125,000	1,350,000	1,575,000

2,750,000	495,000	742,500	990,000	1,237,500	1,485,000	1,732,500

3,000,000	540,000	810,000	1,080,000	1,350,000	1,620,000	1,890,000

3,250,000	585,000	877,500	1,170,000	1,462,500	1,755,000	2,047,500

3,500,000	630,000	945,000	1,260,000	1,575,000	1,890,000	2,205,000

The Bank’s Pension Plan and Supplemental Pension Plan were amended to change the formula used to calculate retirement benefits beginning January 1, 1996. All participants employed on December 31, 1995 continued accruing benefits under the prior formula through December 31, 2000. The annual straight life annuity pension benefits accrued under the prior Pension Plan and prior Supplemental Pension Plan for the named executive officers are: Mr. Osborn, $818,009; Mr. Timbers, $0; Mr. Stevens, $315,680; Mr. Pero, $439,298; Mr. Morrison, $0; and Mr. Rossiter, $106,470. At termination or retirement, these executive officers will be entitled to receive the greater of the above noted minimum benefits accrued through December 31, 2000 under the prior formula or the benefits calculated under the formula set forth in the Pension table. All participants employed after December 31, 1995 will accrue benefits under the formula set forth in the Pension table. Because Mr. Timbers and Mr. Morrison were hired after December 31, 1995, their entire pensions will be determined under the formula set forth in the Pension table above. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

For the named executive officers, compensation covered by the Pension Plan includes base salary, before tax deposits made by a participant to the TIP, and awards under the Management Performance Plan. The average covered compensation for the highest five consecutive years is used in the pension calculation.

Credited years of service under the Bank’s Pension Plan for the named executive officers are as follows: Mr. Osborn—33 years, Mr. Timbers—5 years, Mr. Stevens—24 years, Mr. Pero—39 years; Mr. Morrison—7 years; Mr. Rossiter—11 years. In addition to pension benefits, retiree health benefits are available to these individuals upon retirement if the length of service and other eligibility requirements described in the Retiree Medical Care Plan have been met.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX

AND KEEFE, BRUYETTE & WOODS (KBW) 50 INDEX

The graph presented below compares the cumulative total stockholder return on the Corporation’s Common Stock to the cumulative total return of the S&P 500 Index and the KBW 50 Index for the five fiscal years which commenced January 1, 1999 and ended December 31, 2003. The cumulative total stockholder return assumes the investment of $100 in the Corporation’s Common Stock and in each index on December 31, 1998 and assumes reinvestment of dividends. The KBW 50 Index, available from Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank-stock index made up of 50 of the nation’s largest banking companies, including all money-center and most major regional banks. The Corporation is included in both the S&P 500 Index and the KBW 50 Index.

We caution you not to draw any conclusions from the data in this performance graph, as past results do not necessarily indicate future performance.

Total Return Assumes $100 Invested on

December 31, 1998 with Reinvestment of Dividends

Five-Year Cumulative Total Return

	December 31,
	1998	1999	2000	2001	2002	2003
Northern Trust	100	123	190	142	84	113
S&P 500 Index	100	121	110	97	76	97
KBW 50 Index	100	97	116	111	103	139

AUDIT COMMITTEE REPORT

The Audit Committee of the board is responsible for providing oversight of the Corporation’s financial reporting functions and internal controls. The board appoints the Audit Committee and its chairman annually, with the Committee consisting of at least four directors. The Audit Committee operates under a formal charter, which is attached to this proxy statement as Exhibit B and is available at the Corporation’s website at www.northerntrust.com. The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

The Audit Committee’s duties and responsibilities are ones of oversight. In fulfilling their duties and responsibilities, it is recognized that members of the Committee are not full-time employees of the Corporation, and are not, and do not represent themselves to be, accountants or auditors by profession. Each member of the Committee shall be entitled to rely in good faith on (i) the integrity of those persons and organizations within and outside the Corporation from which he or she receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) representations made by management or third parties as to any information technology, internal audit and other non-audit services provided by the Corporation’s independent public accountants to the Corporation. The responsibility for the completeness and accuracy of the Corporation’s financial statements rests with the Corporation’s management. The responsibility of KPMG LLP, the Corporation’s independent public accountants, is to perform an audit and to express an opinion as to whether the Corporation’s annual consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles.

The Audit Committee received the written disclosures and the letter from KPMG LLP, required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Corporation. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered at a meeting held on February 17, 2004 whether the provision of non-audit services by the independent public accountants to the Corporation for the fiscal year ended December 31, 2003 is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Corporation.

The Audit Committee reviewed and discussed with the Corporation’s independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (“Communications with Audit Committees”).

The Audit Committee reviewed and discussed with management and the Corporation’s independent public accountants the audited financial statements of the Corporation for the year ended December 31, 2003.

Based on the above-mentioned reviews and discussions with management and the Corporation’s public accountants, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to the board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Duane L. Burnham, Chairman

Susan Crown

Robert S. Hamada

Arthur L. Kelly

Edward J. Mooney

John W. Rowe

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Public Accountants

The independent public accountants are appointed annually by the Corporation’s Audit Committee. For the year 2004, the Audit Committee has authorized the engagement of KPMG LLP as the Corporation’s independent public accountants. KPMG LLP served as the Corporation’s independent public accountants for the year ended December 31, 2003. Representatives of KPMG LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions raised by stockholders at the meeting.

Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent public accountants is not required. However, beginning in 2004, the board of directors is submitting the selection of KPMG LLP as the Corporation’s independent public accountants to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify KPMG LLP as the independent public accountants, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of the Corporation and its stockholders.

On March 22, 2002, the board of directors, upon the recommendation of the Audit Committee, voted to replace Arthur Andersen LLP as the Corporation’s independent public accountants for 2002. Arthur Andersen LLP’s report on the consolidated financial statements of the Corporation for each of the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 22, 2002, there were no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 22, 2002, there were no “reportable events” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

On April 16, 2002, the board of directors, upon the recommendation of the Audit Committee, engaged KPMG LLP as the Corporation’s independent public accountants for the year 2002. During the Corporation’s fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and April 16, 2002, the Corporation did not consult KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or (iii) any other matter that was the subject of a disagreement with Arthur Andersen LLP or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

Fees of Independent Public Accountants

Description of Fees	Amount of Fees Billed by KPMG LLP in Fiscal Year 2003	Amount of Fees Billed by KPMG LLP in Fiscal Year 2002		Amount of Fees Billed by Arthur Andersen LLP in Fiscal Year 2002

Audit Fees(1)	$1,217,000	$1,310,900	(2)	$0
Audit-Related Fees(3)	$231,700	$176,500		$6,000
Tax Fees(4)	$126,600	$112,800		$323,000
All Other Fees(5)	$0	$42,000		$157,000
Additional Fees(6)	$207,000	$0		$329,600
(1)	Includes fees for professional services rendered for the audit of the Corporation’s annual consolidated financial statements for the fiscal year and for reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q and for other services that only an independent accountant can reasonably provide.

(2)	Includes fees billed in fiscal year 2002 for the reaudit of the Corporation’s consolidated financial statements for fiscal years 2000 and 2001.

(3)	Includes fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as employee benefit plan audits and internal control reviews.

(4)	Includes fees for tax return preparation and tax planning.

(5)	Includes the aggregate fees for products and services other than those reported above, including other fees for compliance and employee benefits consulting.

(6)	Additional Fees are fees for services rendered in connection with audits for certain of the proprietary, common and securities lending collateral funds and other funds sponsored or managed by the Corporation. These funds are not included in the consolidated financial statements of the Corporation.

Pre-Approval Policies and Procedures of the Audit Committee

On February 17, 2004, the Audit Committee adopted a revised Northern Trust Corporation Policy Regarding Engagement of Independent Public Accountants to Provide Auditor Services, which supercedes the Policy adopted by the Audit Committee on April 14, 2003. The purpose of the Policy is to establish procedures for Audit Committee pre-approval of all auditor services to be provided to the Corporation by its independent public accountants. Auditor services include audit services, audit-related services, tax services and non-audit services. The Policy provides that the Audit Committee, the Chairman or any Audit Committee member delegated the authority (a “Designated Member”) has the authority to grant pre-approvals of auditor services. In addition, the Policy provides that the independent public accountants may be engaged to provide only those non-audit services (i) that are permitted by the SEC’s final rule entitled “Strengthening the Commission’s Requirements Regarding Auditor Independence” and (ii) that, in the judgment of the Audit Committee, are compatible with maintaining the independent public accountants’ independence from the Corporation. In evaluating whether a proposed engagement of the Corporation’s independent public accountants for a specific permitted non-audit service is compatible with maintaining the firm’s independence from the Corporation, the Audit Committee or a Designated Member thereof must consider whether the proposed engagement would cause the independent public accountants to (1) audit its own work, (2) perform management functions, or (3) act as an advocate for the Corporation. The independent public accountants shall in no event be engaged to perform any Prohibited Services, as defined in the Policy.

The following percentages of the Audit-Related Fees, Tax Fees and Other Fees were approved in accordance with the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C): For the fiscal year ended December 31, 2003, Audit-Related Fees: 0%, Tax Fees: 0%, and Other Fees: 0%.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2004.

OTHER BUSINESS

The board of directors knows of no business to be presented at the 2004 annual meeting other than that described above. The Corporation’s by-laws provide that stockholders may bring matters before an annual meeting only if they give timely written notice of the matter to be brought not less than 90 days and not more than 120 days before the month and day that the Corporation held the prior year’s annual meeting. The notice must be directed to the attention of the Corporation’s Corporate Secretary and contain the information required by the by-laws.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any stockholder proposals for the 2005 annual meeting must be received by the Corporation, directed to the attention of the Corporation’s Corporate Secretary, no later than November 15, 2004 in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the SEC and the by-laws of the Corporation.

Also, under the Corporation’s by-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s Corporate Secretary, not earlier than December 21, 2004 and not later than January 20, 2005. The notice must contain the information required by the by-laws.

By order of the Board of Directors,

Rose A. Ellis

Corporate Secretary

Chicago, Illinois

March 15, 2004

Exhibit A

NORTHERN TRUST CORPORATION

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

The following directors shall not be considered “independent”:

•	a director who is or was an employee, or whose immediate family member is or was an executive officer, of the Corporation in the current or any of the past three fiscal years;

•	a director who receives or has received, or whose immediate family member receives or has received, more than $60,000 per year in direct payments from the Corporation, other than permitted loans, director and committee fees, payments arising solely from investments in the Corporation’s securities and pension or other forms of deferred compensation for prior service, in the current or any of the past three fiscal years;

•	a director who is or has been, or whose immediate family member is or has been, affiliated with or employed by a (present or former) internal or external auditor of the Corporation (or of an affiliate), in the current or any of the past three fiscal years;

•	a director who is or has been or whose immediate family member is or has been, part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of another company that concurrently employs the director or his or her immediate family member, in the current or any of the past three fiscal years; or

•	a director who is a partner in, a controlling shareholder, an executive officer or an employee of, or whose immediate family member is a partner in, a controlling shareholder or an executive officer of, a company that, in the current year or any of the past three fiscal years, made payments to, or received payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

A-1

Exhibit B

NORTHERN TRUST CORPORATION

AUDIT COMMITTEE CHARTER

Effective February 17, 2004

(Supercedes the Audit Committee Charter Adopted February 19, 2002)

The By-laws of Northern Trust Corporation (the “Corporation”) provide that the Board of Directors of the Corporation (the “Board”) shall appoint annually at its organization meeting an Audit Committee (“Committee”) and its Chairman. The By-laws also provide that the Committee shall perform such functions as are set forth in an audit committee charter both for the Corporation and its subsidiaries (collectively, “Northern Trust”) on a consolidated basis and for such individual banking subsidiaries as the Board shall direct.

I. Purpose.

The Committee’s purpose is to oversee the accounting and financial reporting processes of Northern Trust and the audits of the consolidated financial statements of Northern Trust and to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Northern Trust, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of Northern Trust’s consolidated annual and quarterly financial statements and earnings releases filed on Form 8-K, (ii) Northern Trust’s compliance with legal and regulatory requirements, (iii) the Corporation’s public accountants’ qualifications and independence, and (iv) the performance of Northern Trust’s internal audit function and the Corporation’s public accountants, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II. Committee Membership, Independence and Experience.

The Committee shall consist of at least four directors. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”) and any additional requirements the Board deems appropriate. The Board shall appoint the members of the Committee annually based on the recommendations of the Corporation’s Corporate Governance Committee. The Board may fill vacancies on the Committee and may remove a member from Committee membership at any time with or without cause.

The Chairmanship of the Committee should change at least every five years. There should also be a regular rotation in the membership of the Committee, balancing in each case the need for fresh perspective with the need for experience and continuity.

All members of the Committee shall be “independent directors” under the Corporation’s Corporate Governance Guidelines and the applicable NASDAQ rules, the provisions of the Sarbanes-Oxley Act of 2002 (the “Act”), and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”). The Committee shall have, in the judgment of the Board, the literacy and experience requirements under the applicable NASDAQ rules, the provisions of the Act and FDICIA. At least one member of the Committee shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment. At least one member of the Committee shall be the “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act.

Director’s fees (including any additional amounts paid to chairmen of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Corporation for prior service so long as such compensation is not contingent in any way on continued service.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

III. Committee Structure and Operations.

Meetings.

The Committee shall meet in person or by telephone conference, videoconference or other means of communications permitted under applicable Delaware law at least once every fiscal quarter. Additional meetings may be held or actions may be taken by unanimous written consent, as deemed necessary or appropriate by the Committee Chairman or by any other member of the Committee. Minutes of each meeting shall be prepared by such person designated by the Committee Chairman, as Acting Secretary of the Committee and, when approved, shall be distributed to all Board members.

The Committee may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as it may deem necessary or appropriate. The Committee shall meet separately, periodically, with (i) management, (ii) Northern Trust’s internal auditors and (iii) the Corporation’s public accountants, in each case to discuss any matters that the Committee or any of the above persons or firms believes should be discussed privately.

Resources.

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. The Committee shall have direct and unrestricted access to Northern Trust’s management and non-management personnel, all corporate records and the Corporation’s public accountants. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without the approval of the engagement by the Board or management, and may direct the proper officers of the Corporation to pay the reasonable fees and expenses of any such advisors. The Committee may request its advisors to attend a meeting of the Committee or to meet with any members of the Committee.

IV. Committee Responsibility and Authority.

The Committee’s responsibility is one of oversight. The responsibility for the completeness and accuracy of the financial statements rests with Northern Trust’s management. The responsibility of the Corporation’s public accountants is to perform an audit and to express an opinion as to whether Northern Trust’s annual consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles (“GAAP”).

In fulfilling their duties and responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of Northern Trust and are not, and do not represent themselves to be, accountants or auditors by profession. Each member of the Committee shall be entitled to rely in good faith on (i) the integrity of those persons and organizations within and outside Northern Trust from which he or she receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) representations made by Northern Trust’s management as to any information technology, internal audit and other non-audit services provided by the Corporation’s public accountants to Northern Trust.

The Corporation’s public accountants shall be accountable to the Board and the Committee. The public accountants shall report directly to the Committee. The Committee shall have the authority and responsibility to evaluate, select, and, as appropriate, replace the Corporation’s public accountants.

V. Committee Oversight Activities.

The Committee shall have the authority to perform the following oversight functions for Northern Trust on a consolidated basis:

Financial Reporting and Control Review Activities.

•              Being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and having each such registered public accounting firm report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing audit reports for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “public accountants”).

•              Reviewing and, in its sole discretion, approving in advance the Corporation’s public accountants’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit services engagements and relationships between Northern Trust and such public accountants (which approval should be made after receiving input from Northern Trust’s management, if desired). Approval of audit and permitted non-audit services will be granted by the Committee in its sole discretion.

•              Reviewing the performance of the Corporation’s public accountants, including the lead partner of the public accountants, and, in its sole discretion, making decisions regarding the replacement or termination of the public accountants when circumstances warrant.

•              Reviewing and approving all related party transactions disclosable pursuant to Item 404 of Regulation S-K, i.e., transactions or series of similar transactions to which Northern Trust is a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, director nominee, beneficial holder of more than five percent of the Corporation’s voting securities or any immediate family member of any of the foregoing persons has a direct or indirect material interest.

•              Reviewing and discussing with management, the Corporation’s public accountants and, if appropriate, Northern Trust’s internal auditors, the following:

(1)	Northern Trust’s annual audited consolidated financial statements and quarterly consolidated financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto, and the certifications required under Sections 302 and 906 of the Act;

(2)	such accounting policies (and changes therein) of Northern Trust, including any financial reporting issues which could have a material impact on Northern Trust’s consolidated financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(3)	major issues regarding accounting principles and financial statement presentations, including (A) any significant changes in Northern Trust’s selection or application of accounting principles, (B) any analyses prepared by management and/or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative GAAP methods on Northern Trust’s consolidated financial statements, and (C) all alternative treatments of financial information that have been discussed by the public accountants and management, and the treatment preferred by the public accountants;

(4)	all other material written communications between the public accountants and management, such as any management letter or schedule of unadjusted differences;

(5)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the consolidated financial statements of Northern Trust; and

(6)	any other matters required to be brought forth by AICPA Statement of Auditing Standards No. 61.

•              As appropriate, receiving and discussing with the Corporation’s Chief Executive Officer and Chief Financial Officer and other senior members of management, Northern Trust’s internal auditors and the Corporation’s public accountants:

(1)	their assessments of the adequacy of internal controls, including the responsibilities, budget and staffing of Northern Trust’s internal audit function;

(2)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Northern Trust’s ability to record, process, summarize and report financial information;

(3)	any fraud, whether or not material, that involves management or other employees who have a significant role in Northern Trust’s internal control over financial reporting;

(4)	any significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions or resolutions with regard to significant deficiencies and material weaknesses or the ability of management to override or compromise Northern Trust’s internal control system;

(5)	the reports issued with respect to the annual consolidated financial statements, the internal control structure and procedures for financial reporting, and compliance with certain specified laws and regulations and the basis for such reports; and

(6)	the reports of the internal auditors on the internal audit program and the results of internal audit examinations, including significant findings.

•              Determining whether to recommend to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year.

•              Discussing the Corporation’s earnings press releases, as well as discussing generally financial information and earnings guidance provided by the Corporation to analysts and rating agencies through discussion of the types of information to be disclosed and the types of presentations to be made.

•              Discussing the Corporation’s major financial reporting risk exposures and the guidelines and policies governing the process by which management monitors and controls financial reporting risk to the Corporation. Recognizing that it is the responsibility of one or more other Board Committees to discuss risks to the Corporation other than financial reporting risk and the guidelines and policies governing the process by which management monitors and controls those risks, the Committee should review in a general manner the processes by which those Committees accomplish those tasks.

Other Oversight Activities.

•              On an annual basis, obtaining and reviewing a report from the Corporation’s public accountants describing:

(1)	the public accountants’ internal quality-control procedures;

(2)	any material issues raised by the most recent internal quality-control review, or peer review, of the public accountants, or by an inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the public accounting firm, and any steps taken to address any such issues; and

(3)	the written disclosures and the letter required by Independence Standards Board Standard No. 1 setting forth all relationships between the public accountants and Northern Trust (including a description of each category of services provided by the public accountants to Northern Trust and a list of fees billed for each such category).

•              Evaluating the independence of the Corporation’s public accountants by, among other things:

(1)	obtaining from the public accountants a written statement of the aggregate fees billed for each of the categories of services set forth in Item 9 of Schedule 14A under the Securities Exchange Act of 1934;

(2)	actively engaging in a dialogue with the public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the public accountants;

(3)	ensuring that the lead audit partner and reviewing audit partner responsible for the current fiscal year audit of Northern Trust’s consolidated financial statements have not performed audit services for Northern Trust for more than the previous four consecutive fiscal years;

(4)	ensuring that the chief executive officer, chief financial officer, chief accounting officer or controller (or other person serving in an equivalent position) was not, within one year prior to the initiation of the audit, an employee of the public accountants who participated in any capacity in Northern Trust’s audit;

(5)	considering whether there should be regular rotation of the public accountants;

(6)	receiving and reevaluating the internal policy with regard to Northern Trust’s hiring employees or former employees of the public accountants; and

(7)	engaging in a dialogue with the Corporation’s public accountants to confirm that audit partner compensation is consistent with applicable SEC rules.

•              Reviewing on a regular basis with the Corporation’s public accountants any difficulties encountered by the public accountants in the course of any audit work, including any restrictions on the scope of the public accountants activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the public accountants the following:

(1)	any accounting adjustments that were noted or proposed by the public accountants but were rejected by management (as immaterial or otherwise);

(2)	any “management” or “internal control” letter issued by the public accountants to the Corporation; and

(3)	the responsibilities, budget and staffing of Northern Trust’s internal auditors.

•              Resolving any disagreements between the Corporation’s public accountants and management regarding financial reporting.

•              Confirming that Northern Trust’s interim consolidated financial statements included in the Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s public accountants.

•              Receiving and discussing periodic reports from the Corporation’s public accountants, management and Northern Trust’s internal auditors and assessing the impact on Northern Trust of significant accounting or financial reporting developments that may have a bearing on Northern Trust.

•              Receiving and discussing with the banking regulators the results of regulatory examinations.

•              Establishing and maintaining free and open means of communication between and among the Committee, the Corporation’s public accountants, Northern Trust’s internal auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

•              Establishing procedures for (i) the receipt, retention and treatment of complaints received by Northern Trust regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous, submission by employees of Northern Trust of concerns regarding questionable accounting or auditing matters.

•              Securing expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such expert advisors to be borne by the Corporation.

•              Receiving and discussing reports on such other matters as the Committee deems appropriate.

Reporting Activities.

•              The Committee Chairman shall make regular reports to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any significant issues that arise with respect to the quality or integrity of Northern Trust’s consolidated financial statements, Northern Trust’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s public accountants, or the performance of the internal audit function.

•              The Committee shall prepare any report or other disclosures, including any recommendation of the Audit Committee to the Board, required by the rules of the SEC to be included in the Corporation’s proxy statement.

•              Review and reassess the adequacy of this Committee Charter on an annual basis and submit any recommended changes to the Board for approval.

•              Conduct and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Committee Charter and set the goals and objectives of the Committee for the upcoming year.

•              Discharge any other duty or responsibility assigned to it by the Board.

Printed on recycled paper.

NORTHERN TRUST CORPORATION

PROXY CARD FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 20, 2004

Northern Trust Corporation 50 South LaSalle St. Chicago, IL 60675	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Duane L. Burnham, Edward J. Mooney and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 20, 2004, or any adjournment of such meeting, all shares of common stock which the undersigned is entitled to vote on the election of directors and the ratification of the appointment of the Corporation’s independent public accountants, as more fully described in the proxy statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

The above proxies cannot vote your shares unless you vote by telephone or through the Internet in accordance with the voting instructions on the reverse side or you sign, date and return this card by mail. If you vote by mail, you are encouraged to specify your choice on the election of directors and the ratification of the appointment of the Corporation’s independent public accountants by marking the appropriate space (SEE REVERSE SIDE), but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

YOU CAN VOTE YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS CARD BY MAIL.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CDT) on April 19, 2004. NOTE: Phone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.
•	Follow the simple voice instructions.

VOTE BY INTERNET — http://www.eproxy.com/ntrs/

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CDT) on April 19, 2004.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

IF YOU VOTE BY PHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

NOTE: Because stockholders have the right to vote cumulatively in the election of directors, as described in the “Election of Directors” section on page 4 of the proxy statement, you have the right to vote your shares in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE US WITH WRITTEN INSTRUCTIONS ON THE PROXY CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY VOTING BY TELEPHONE OR THROUGH THE INTERNET.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

1. Election of 13 directors:	01 Duane L. Burnham 02 Dolores E. Cross 03 Susan Crown 04 Robert S. Hamada 05 Robert A. Helman	06 Dipak C. Jain 07 Arthur L. Kelly 08 Robert C. McCormack 09 Edward J. Mooney 10 William A. Osborn	11 John W. Rowe 12 Harold B. Smith 13 William D. Smithburg	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS.

2. Ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants:	☐ For	☐ Against	☐ Abstain

In their sole discretion, the proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director, cumulatively for some if the above proxies shall so determine at their sole discretion and FOR ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as name appears hereon. Joint owners
should each sign. When signing as an attorney, executor,
administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.

NORTHERN TRUST CORPORATION

VOTING INSTRUCTION CARD FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 20, 2004

Northern Trust Corporation 50 South LaSalle St. Chicago, IL 60675

Voting Instruction Solicited by the Trustee of the Northern Trust Employee Stock Ownership Plan and the Trustee of The Northern Trust Company Thrift-Incentive Plan

The undersigned hereby directs the U.S. Trust Company, N.A., Trustee of the Northern Trust Employee Stock Ownership Plan (“ESOP”) and/or The Northern Trust Company, Trustee of The Northern Trust Company Thrift-Incentive Plan (“TIP”), as applicable, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 20, 2004, or any adjournment of such meeting, all shares of common stock that have been allocated to the accounts of the undersigned on the election of directors and the ratification of the appointment of the Corporation’s independent public accountants, as more fully described in the proxy statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

You are encouraged to specify your choice on the election of directors and the ratification of the appointment of the Corporation’s independent public accountants by voting by telephone or through the Internet in accordance with the voting instructions on the reverse side or by marking the appropriate space on the voting instruction card on the reverse side. If you vote by mail, you are encouraged to specify your choice on the election of directors and the ratification of the appointment of the Corporation’s independent public accountants by marking the appropriate space (SEE REVERSE SIDE), but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

YOU CAN GIVE VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS CARD BY MAIL.

THE SHARES COVERED BY THIS VOTING INSTRUCTION CARD ARE LISTED OPPOSITE THE PLAN ABBREVIATIONS ON THE REVERSE SIDE OF THIS CARD AND ARE VOTED AS EXPLAINED BELOW.

ESOP	Listed on the reverse side of this voting instruction card is the number of shares of common stock allocated to your ESOP account that you are entitled to vote. By signing this voting instruction card, you direct U.S. Trust Company, N.A., Trustee, to vote these shares, in person or by proxy, as designated herein, at the annual meeting, except that the ESOP Trustee has discretion to vote such shares if a participant’s instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated shares and allocated shares for which no direction is received (together, “Undirected Shares”) will be voted by the ESOP Trustee in the same proportion that the allocated shares are voted, unless inconsistent with the ESOP Trustee’s fiduciary responsibility. Under the ESOP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares.

TIP	Listed on the reverse side of this voting instruction card is the number of shares of common stock held in the Northern Trust Common Stock Fund of your TIP account that you are entitled to vote. By signing this voting instruction card, you direct The Northern Trust Company, Trustee, to vote these shares, in person or by proxy, as designated herein, at the annual meeting, except that the TIP Trustee has discretion to vote such shares as otherwise provided by ERISA.

See reverse for voting instructions.

COMPANY # CONTROL #

THERE ARE THREE WAYS TO GIVE VOTING

INSTRUCTIONS TO THE ESOP TRUSTEE AND/OR THE TIP TRUSTEE.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965

•	Your telephone call gives instructions to the ESOP Trustee and/or the TIP Trustee to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card.
•	Use any touch-tone telephone to provide your voting instructions 24 hours a day, 7 days a week. The cut-off for giving voting instructions to the ESOP Trustee and/or the TIP Trustee by telephone is 12 noon (CDT) on April 16, 2004. NOTE: Phone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.
•	Follow the simple voice instructions.

VOTE BY INTERNET — http://www.eproxy.com/ntrs/

•	Use the Internet to vote your shares 24 hours a day, 7 days a week, until 12 noon (CDT) on April 16, 2004.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we’ve provided. The cut-off date for receiving your voting instruction card is 12 noon (CDT) on April 16, 2004.

IF YOU VOTE BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT

MAIL YOUR VOTING INSTRUCTION CARD

NOTE: Because stockholders have the right to vote cumulatively in the election of directors, as described in the “Election of Directors” section on page 4 of the proxy statement, you have the right to instruct the ESOP Trustee if you are in the ESOP, and the TIP Trustee if you are in TIP, to vote the shares allocated to your plan account(s) in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE THE ESOP TRUSTEE AND/OR THE TIP TRUSTEE WITH WRITTEN INSTRUCTIONS ON THE VOTING INSTRUCTION CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY GIVING VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET.

You may access the 2004 notice of annual meeting and proxy statement and the 2003 annual report to stockholders electronically by going to these Web sites: proxy statement — http://northerntrust.com/aboutus/investor/proxy.html — annual report — http://northerntrust.com/aboutus/investor/annual/index.html

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.
1. Election of 13 directors:	01 Duane L. Burnham 02 Dolores E. Cross 03 Susan Crown 04 Robert S. Hamada 05 Robert A. Helman	06 Dipak C. Jain 07 Arthur L. Kelly 08 Robert C. McCormack 09 Edward J. Mooney 10 William A. Osborn	11 John W. Rowe 12 Harold B. Smith 13 William D. Smithburg	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG

LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS.

2. Ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants:	☐ For	☐ Against	☐ Abstain

In their sole discretion, the proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

This voting instruction card when properly executed will be voted in the manner directed herein. If no direction is made, this voting instruction card will be voted FOR the election of all nominees for director and FOR ratification of the appointment of KPMG LLP as the Corporation’s independent public accountants.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

NOTICE TO PARTICIPANTS IN THE NORTHERN TRUST

EMPLOYEE STOCK OWNERSHIP PLAN

Dear Plan Participant:

The annual meeting of stockholders of the Northern Trust Corporation (the “Corporation”) will be held on April 20, 2004 for the purpose of electing the 13 director nominees recommended by the Board of Directors of the Corporation and ratifying the appointment of the Corporation’s independent public accountants, as more fully described in the proxy statement for the annual meeting. Directors and officers of the Corporation will be present at the annual meeting to respond to any questions that the stockholders may have regarding the business to be transacted.

Only U.S. Trust Company, N.A., as trustee (the “Trustee”) of the Northern Trust Employee Stock Ownership Plan (the “ESOP”), can vote the shares of the Corporation stock (“Shares”) held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the Trustee how the Shares allocated to your account under the ESOP are to be voted, except that the Trustee has discretion to vote such shares if a participant’s instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated Shares and allocated Shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in the same proportion that the allocated Shares were voted, unless inconsistent with the Trustee’s fiduciary responsibility. Thus, through your instructions, you will be exercising power and control as a named fiduciary of the ESOP not only over the Shares allocated to your account, but also with respect to a proportionate share of the Undirected Shares.

Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the election of directors and ratification of the appointment of the Corporation’s independent public accountants, which are more fully described in the proxy statement. Your interest in this matter is very important. Please take the time to complete the voting instruction card and return it in the enclosed envelope or provide telephonic or Internet instructions to the Trustee in the manner described on the voting instruction card. The Trustee will vote your Shares in accordance with the instructions you provide by telephone or through the Internet or on the voting instruction card received by the Trustee on or before April 16, 2004, unless the Trustee determines such instructions are contrary to the requirements of ERISA. If you vote by mail, you are encouraged to specify your choice in the election of Directors and ratification of the appointment of the independent public accountants by marking the appropriate spaces, but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any Director of the Corporation or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote Shares in the manner you think best.

Because of the time required to tabulate voting instructions from participants before the annual meeting, the Trustee must establish a cut-off date for receiving your voting instruction card or your telephonic or Internet instructions. The cut-off date established by the Trustee is 12:00 noon CDT April 16, 2004. The Trustee cannot insure that voting instruction cards or telephonic or Internet instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your voting instruction card in the envelope provided for your convenience or provide telephonic or Internet instructions to the Trustee in the manner described on the voting instruction card on or before April 16, 2004. If the Trustee does not receive timely instructions from you, the Trustee will vote your Shares in proportion to the voting instructions received from all ESOP participants.

If you are a direct stockholder of the Corporation, you will receive under separate cover, proxy solicitation materials, including a proxy card. That card or the telephonic or Internet vote of the shares listed on that card CANNOT be used to direct the voting of Shares held by the ESOP.

If you have questions regarding the information provided to you, you may contact the ESOP Trustee at the following toll-free number between 11:00 a.m. and 6:00 p.m. CST Monday through Friday at 1-800-535-3093.

Your ability to instruct the Trustee how to vote your ESOP Shares is an important part of your rights as an ESOP participant. Please consider the proxy material carefully and then furnish your voting instructions promptly.

March 15, 2004

U.S. Trust Company, N.A.

Trustee of the

NORTHERN TRUST

EMPLOYEE STOCK OWNERSHIP

PLAN

March 15, 2004

TO:    Shareholders of Northern Trust Corporation

HOUSEHOLDING NOTICE

The Securities and Exchange Commission adopted rules that allow NORTHERN TRUST CORPORATION (the “Corporation”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom the Corporation reasonably believes to be members of the same family. This procedure is referred to as “Householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of the Corporation’s annual report, proxy statement for its annual meeting of stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our annual meetings, a separate proxy card and Notice of Annual Meeting of Stockholders for each registered shareholder account at your address.

If you object to Householding and wish to continue to receive individual copies of these documents, call Wells Fargo Bank, N.A., our stock transfer agent, at 1-877-602-7615. You will need to enter your shareowner account number and Company Number 401.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. The Corporation intends to Household indefinitely, and your consent will be perpetual unless you revoke it. You may revoke your consent at any time by calling our stock transfer agent at 1-877-602-7615 or writing to them at Wells Fargo Bank, N.A., Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Corporation of preparing and mailing duplicate materials.

ROSE A. ELLIS

Corporate Secretary